EXHIBIT 99.A

News For Immediate Release

EL PASO NATURAL GAS COMPANY ANNOUNCES CASH TENDER OFFER AND CONSENT SOLICITATION FOR ITS 7⅝% NOTES DUE 2010

HOUSTON, TEXAS, March 22, 2007— El Paso Natural Gas Company ("EPNG"), a subsidiary of El Paso Corporation (NYSE: EP), announced today it has commenced a cash tender offer to purchase any and all of its outstanding 7⅝% notes due 2010 (the "Notes") (CUSIP No. 283695BM5), of which $355 million in aggregate principal amount was outstanding as of March 22, 2007, and a solicitation of consents ("Consents") from the registered holders of the notes to certain proposed amendments to the indenture governing the notes. The tender offer and consent solicitation are described in detail in an Offer to Purchase and Consent Solicitation Statement dated today (the "Statement").

The tender offer is scheduled to expire at 12:00 midnight, New York City time, on April 18, 2007, unless extended or earlier terminated. Holders of notes must tender and not withdraw their notes and deliver and not rescind their corresponding consents on or before the consent date, which is 5:00 p.m., New York City time, on April 4, 2007, unless extended or earlier terminated, to receive the total consideration, which includes a consent payment of $10.00 per $1,000 principal amount of notes. Holders of notes who tender their notes after the consent date and on or before the expiration date will receive the purchase price, which is the total consideration minus the consent payment.

The total consideration for each $1,000 principal amount of the notes tendered and accepted for payment will be determined in the manner described in the statement by reference to the fixed spread of 50 basis points over the yield based on the bid side price of the reference treasury security, 3.875% U.S. Treasury notes due July 31, 2007, as calculated by the lead dealer manager at 2:00 p.m., New York City time, on April 4, 2007.

In addition to the total consideration or the purchase price, as applicable, holders of notes tendered and accepted for payment will receive accrued and unpaid interest on the notes from the last interest payment date for the notes to, but not including, the applicable settlement date.

Except as set forth in the statement or as required by applicable law, notes tendered may be withdrawn and consents delivered may be revoked at any time on or prior to the withdrawal date, which is 5:00 p.m., New York City time, on April 4, 2007, by following the procedures described in the statement. Notes tendered on or prior to the withdrawal date that are not validly withdrawn on or prior to the withdrawal date may not be withdrawn thereafter. Tenders of notes after the withdrawal date may not be withdrawn.

EPNG currently expects to have an initial settlement for notes tendered on or before the consent date promptly after the consent date and the satisfaction of the Financing Condition (as defined below) (expected to occur on April 5, 2007), followed by a final settlement promptly after the expiration of the tender offer for notes tendered after the consent date. EPNG reserves the right to extend or forego the initial settlement date, as a result of which the initial settlement date may occur as late as the final settlement date.

The tender offer and consent solicitation are conditioned on the satisfaction of certain conditions, including but not limited to, (i) the tender on or prior to the consent date of notes representing a majority of the principal amount of the notes outstanding, (ii) the execution by the trustee of the supplemental indenture implementing the proposed amendments following receipt of the requisite consents, and (iii) the completion by EPNG of the sale of new notes pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act") ("the New Offering") on terms satisfactory to EPNG (the "Financing Condition"). The securities to be sold in the New Offering will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This press release is not an offer to sell or a solicitation of an offer to buy any securities. EPNG expects to fund the purchase of the notes with the net proceeds from the New Offering and cash on hand. If the Financing Condition or any other condition in the Statement is not satisfied, EPNG is not obligated to accept for purchase, or to pay for, Notes tendered (and corresponding Consents) and may delay the acceptance for payment of, any tendered Notes, in each event, subject to applicable laws, and may terminate, extend or amend the tender offer and may postpone the acceptance for purchase of, and payment for, notes so tendered.

EPNG has retained Citigroup Corporate and Investment Banking to serve as lead dealer manager for the tender offer and lead solicitation agent for the consent solicitation and has retained Deutsche Bank Securities Inc. as co-dealer manager and co-solicitation agent for the consent solicitation. EPNG has retained Global Bondholder Services Corporation to serve as the depositary and information agent for the tender offer and consent solicitation.

Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 952-2200 or (212) 430-3774 or in writing at 65 Broadway - Suite 723, New York, NY, 10006. Questions regarding the tender offer or consent solicitation may be directed to Citigroup Corporate and Investment Banking at (800) 558-3745 or (212) 723-6106.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offer is made only by and pursuant to the terms of the Statement and the related Letter of Transmittal. None of EPNG, the lead dealer manager and the lead solicitation agent or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

EPNG is a Delaware corporation incorporated in 1928 and a wholly owned subsidiary of El Paso Corporation. Its primary business consists of the interstate transportation and storage of natural gas. EPNG conducts its business activities through its natural gas pipeline systems and a storage facility.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. El Paso owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on assumptions that EPNG believes to be reasonable. However, actual results almost always vary from assumed facts and the differences can be material, depending upon the circumstances. As a result, you should not place undue reliance on such forward-looking statements. The words “believe,” “expect,” “estimate,” “anticipate” and similar expressions will generally identify forward-looking statements. All of EPNG's forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, EPNG disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

With this in mind, you should consider the risks discussed in the Offer to Purchase, under the caption “Risk Factors” in EPNG’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the other documents EPNG files with the SEC from time to time, which could cause actual results to differ materially from those expressed in any forward-looking statement made by EPNG or on EPNG’s behalf.

Contact
Investor Relations
Bruce Connery, Vice President
Office: 713-420-5855

Media Relations
Bill Baerg, Manager
Office: 713-420-2906